SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             ----------------------

                 POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP
             (Exact Name of Registrant as Specified in Its Charter)

      Delaware                                                  93-1103182
(State or Other Jurisdiction of                             (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

               19245 Tenth Avenue N.E., Poulsbo, Washington 98370
          (Address of Principal Executive Offices, including Zip Code)

                      Pope Resources 1997 Unit Option Plan
                            (Full Title of the Plan)

                                    C T Corp.
                              520 Pike Street #2610
                            Seattle, Washington 98101
                     (Name and Address of Agent for Service)

                                 (206) 622-4511
          (Telephone Number, Including Area Code, of Agent for Service)
                             ----------------------

                                    Copy to:
                               Greg F. Adams, Esq.
                              Davis Wright Tremaine
                               2600 Century Square
                               1501 Fourth Avenue
                         Seattle, Washington 98101-1688

                         CALCULATION OF REGISTRATION FEE
Title of Securities to   Amount to be   Proposed Maximum     Proposed Maximum     Amount of
be Registered            Registered     Offering Price Per   Aggregate Offering   Registration Fee
                                          Unit(1)            Price
----------------------   ------------   ------------------   ------------------   ----------------
Common Stock                300,000          $29.00              $8,700,000           $2,566.50
======================   ============   ==================   ==================   ================

(1) Estimated solely for the purpose of calculating the registration fee. The price per share is estimated to be $29.00 based on the last sale quoted on NASDAQ on February 5, 1998.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

Item 1.  Plan Information. (1)

Item 2.  Registrant Information and Employee Plan Annual Information. (2)
























----------
(1) Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended, and the Note to Part 1 of Form S-8.
(2) Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended, and the Note to Part 1 of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents are hereby incorporated by reference into this Registration Statement:

         (a) The Registrant's most recent annual report on Form 10-K405 (File No. 001-09035), filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, containing audited financial statements for the Registrant's latest fiscal year;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant document referred to in
                  (a) above; and

         (c) The Registrant's description of securities contained in the registration statement on Form 10, filed under File No. 1-9035 and declared effective on December 5, 1985.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Item 4.  Description of Securities.

         The securities to be offered pursuant to this Registration Statement include non-statutory options (the "Options") to purchase limited partnership units (the "Units") of the Registrant. There is no established trading market for the Options. The Units are listed and traded on the National Association of Securities Dealers Automated Quotation System - National Market System ("NASDAQ-NMS") under the symbol POPEZ. During the two-year period ended December 31, 1997 the Units traded at a range between $16.00 (low) and $30.50 (high) per Unit. The closing price on February 5, 1998 was $29.00.

         The Units underlying the Options are subject to certain rights and limitations described more fully in the Limited Partnership Agreement dated November 7, 1985, as amended (the "Partnership Agreement").(3) The total number of options that may be granted under the Plan is subject to the discretion of the Board of Directors of Pope MGP, Inc., the Registrant's Managing

----------
(3) Incorporated by reference from the Registrant's registration statement on Form 10, filed under File No. 1-9035 and declared effective on December 5, 1985. The Amendment to the Partnership Agreement dated December 16, 1987 is incorporated by reference to the Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1987. The Amendment to the Partnership Agreement dated March 14, 1997 is incorporated by reference to the Registrant's definitive proxy statement on Form 14A filed on February 14, 1997 and from the Registrant's quarterly report on Form 10-Q for the period ended June 30, 1997.

General Partner. Limited Partners are entitled to pro rata distributions of profits and losses at the end of each fiscal year, subject to certain limitations imposed by the Partnership Agreement and the Internal Revenue Code.

Item 5.  Interest of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Registrant has authority under applicable provisions of the Delaware Revised Limited Partnership Act to indemnify its directors and officers to the extent provided under such Act. The Registrant's Partnership Agreement, dated November 7, 1985 and as currently amended, contains additional indemnification provisions for the benefit of the managing general partner and certain directors and officers of the managing general partner of the Registrant.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The  following  Exhibits  are  filed  as a part  of  this  Registration
Statement:

Exhibit
Number                           Description
-------                          -----------

 4.1   Limited Partnership Agreement of the Registrant, as amended and restated.

 4.4   Pope Resources 1997 Unit Option Plan Summary.

 5.1 Opinion of Davis Wright Tremaine as to the legality of securities being registered through this Registration Statement.

24.1   Consent of Davis Wright Tremaine, contained in opinion filed as
       Exhibit 5.1.

25.1   Power of Attorney (see signature page).


Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes to do the following:

              (1)  File,  during  any period in which it offers or sells
                   securities,   a  post-effective   amendment  to  this
                   registration statement to:

                   (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii)  Reflect  in  the  prospectus  facts  or  events  which, individually or together, represent a fundamental change in the information in the registration statement; and

                   (iii) Include any additional or changed material  information on the plan of distribution.

              (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

              (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c) (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

              (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 20th day of January 1998.

                                           POPE RESOURCES,
                                           A DELAWARE LIMITED PARTNERSHIP



                                           By:      /s/ Gary F. Tucker
                                           Gary F. Tucker
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Pope Resources, A Delaware Limited Partnership, hereby severally and individually constitute and appoint Gary F. Tucker and Thomas M. Ringo, and each of them, as true and lawful attorneys in fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in fact, or any of them, may lawfully do or cause to be done by virtue of this appointment.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                       Title                         Date
     ---------                       -----                         ----

/s/ Gary F. Tucker
------------------
Gary F. Tucker           President and
Principal                     Chief Executive Officer,        January 20, 1998
  Executive Officer      Partnership and Pope MGP,
                         Inc.; Director, Pope MGP, Inc.

/s/ Thomas M. Ringo
-------------------
Thomas M. Ringo          Senior Vice President, Finance and   January 20, 1998
Principal                Client Relations, Partnership and
     Financial Officer   Pope MGP, Inc.

     Signature                       Title                         Date
     ---------                       -----                         ----

/s/ Meredith  R. Green
----------------------
Meredith R. Green        Treasurer and Controller,            January 20, 1998
Principal                Partnership and Pope MGP, Inc.
     Accounting Officer

/s/ Adolphus Andrews, Jr.
-------------------------
Adolphus Andrews, Jr.    Director, Pope MGP, Inc.             January 20, 1998
Director

/s/ Peter T. Pope
-----------------
Peter T. Pope            Director, Pope MGP, Inc.             January 20, 1998

Director

/s/ Marco F. Vitulli
--------------------
Marco F. Vitulli         Director, Pope MGP, Inc.             January 20, 1998
Director

/s/Douglas E. Norberg
---------------------
Douglas E. Norberg       Director, Pope MGP, Inc.             January 20, 1998
Director

                                INDEX TO EXHIBITS


   Exhibit                                                         Sequentially
   Number                       Description                       Numbered Pages
   -------   --------------------------------------------------   --------------

     4.1 Limited Partnership Agreement of the Registrant dated November 7, 1985, incorporated by reference from the Registrant's registration statement on Form 10 filed under File No. 1-9035 and declared effective on December 5, 1985.

     4.2      Amendment to Limited Partnership Agreement dated
              December 16, 1986, incorporated by reference from the Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1987.

     4.3 Amendment to Limited Partnership Agreement dated March 14, 1997, incorporated by reference from the Registrant's definitive proxy statement on Form 14A dated February 14, 1997 and from the Registrant's quarterly report on Form 10-Q for the period ended June 30, 1997.

     4.4      Pope Resources 1997 Unit Option Plan Summary.                9

     5.1      Opinion of Davis Wright Tremaine as to the                   13
              legality of securities being registered through this Registration Statement.

     24.1     Consent of Davis Wright Tremaine, contained in               13
              opinion filed as Exhibit 5.1

     25.1     Power of Attorney (see signature page)                       9